Exhibit 10.1
EXECUTION VERSION
SECURITIES PURCHASE AGREEMENT
Dated as of February 5, 2010
by and among
COEUR D’ALENE MINES CORPORATION
and
THE PURCHASERS LISTED ON EXHIBIT A

SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT dated as of February 5, 2010 (this “Agreement”) is by and among Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), and each of the purchasers whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).
     The parties hereto agree as follows:
ARTICLE 1
PURCHASE AND SALE OF SECURITIES
     1.1. Purchase and Sale of Securities.
          (a) Upon the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, (i) senior unsecured notes in individual principal amounts corresponding with the amount set forth opposite each Purchaser’s name on Exhibit A and in an aggregate principal amount of $100,000,000 (the “Notes”), to be issued under that certain Indenture, dated February 5, 2010, by and between, the Company and The Bank of New York Mellon, as Trustee (the “Base Indenture”), to be supplemented by Supplement No. 1 to the Indenture, to be dated February 5, 2010, by and between the Company and The Bank of New York Mellon, as Trustee (the “Indenture Supplement” and together with the Base Indenture, the “Indenture”), (ii) an amount of shares (the “Shares” and together with the Notes, the “Securities”) of common stock, par value $1.00 per share, of the Company (the “Common Stock”) equal to (A) $3,750,000 divided by (B) the Per Share Price. For purposes of this Agreement, the “Per Share Price” for any Purchaser means 90% of the arithmetic average of the Daily VWAP (as defined in the Notes) of the Common Stock of any four Trading Days (as defined in the Notes) chosen, at the sole discretion of such Purchaser, during the ten Trading Days immediately following the Announcement Date (as defined below) (the “Pricing Period”). The aggregate purchase price for the Securities shall be $100,000,000.
          (b) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333-161617) (the “Registration Statement”), including the prospectus contained therein (the “Base Prospectus”), relating to securities (the “Shelf Securities”), including the Securities, and any shares of Common Stock issued under the Notes in satisfaction of any amounts due thereunder (the “Stock Amortization Shares”), to be issued from time to time by the Company. The offering and sale of the Securities and the Stock Amortization Shares (the “Offering”) are being made pursuant to (a) the Registration Statement and the Base Prospectus, (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Purchasers on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities and the Stock Amortization Shares, the terms of the Offering and the Company, and (c) one or more prospectus supplements (the “Prospectus Supplements” and, collectively with any Free Writing Prospectus and the Base Prospectus, the

“Prospectus”) containing certain supplemental information regarding the Securities and the Stock Amortization Shares and the terms of the Offering that has been or will be filed with the Commission and delivered to the Purchasers (or made available to the Purchasers by the filing by the Company of an electronic version thereof with the Commission).
     1.2. Purchase Price and Closing. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser, severally but not jointly, agrees to purchase the Securities set forth opposite such Purchaser’s name on Exhibit A for the amount to be paid by such Purchaser for the Securities as specified on Exhibit A (as to each Purchaser, the “Purchase Price”). At the Closing (as defined below) under this Agreement, each Purchaser shall deliver its Purchase Price by wire transfer of immediately available funds to the Company. The Purchase Price shall be allocated to the Shares to the extent of the fair market value of the shares on the Share Issuance Date, and the remainder of the Purchase Price that is not allocated to the Shares shall be allocated to the Notes.
          (a) The Closing under this Agreement (the “Closing”) shall take place on or before February 5, 2010 (the “Closing Date”), provided, that all of the conditions set forth in Article 4 hereof have been fulfilled or waived in accordance herewith. The Closing shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, 18th Floor, New York, New York 10176 at 10:00 a.m. Eastern Standard Time, or at such other time and place as the parties may agree. Subject to the terms and conditions of this Agreement, at the Closing the Purchasers shall purchase and the Company shall issue and deliver or cause to be delivered to each Purchaser Notes for the applicable amounts set forth opposite the name of such Purchaser on Exhibit A hereto. As provided in Section 3.1, on the Share Issuance Date (as defined in Section 3.1) the Company shall issue and deliver or cause to be delivered to each Purchaser Shares in the applicable percentages set forth opposite the names of such Purchaser on Exhibit A hereto.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     2.1. Representations and Warranties of the Company. Except as otherwise disclosed or incorporated by reference in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended March 30, 2009, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, its Quarterly Report on Form 10-Q for the Quarter ended September 30, 2009, and each Current Report on Form 8-K of the Company filed or furnished after December 31, 2008 and prior to the date hereof and (ii) the Company’s Registration Statement on Form S-3ASR filed with the Commission on August 31, 2009 and the prospectus supplement to the core prospectus dated August 31, 2009 filed with the Commission on or prior to the Closing Date (as defined below) (in each case, including any supplements or amendments thereto) (the “Reports”), the Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date as follows:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Idaho and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such Subsidiary (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents (as defined below) in any material respect.
          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Indenture and the Notes, (collectively, the “Transaction Documents”) and to issue and sell the Securities and the Stock Amortization Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required; provided, however, that the Board of Directors of the Company may be required pursuant to Idaho law to approve each issuance of Stock Amortization Shares at the time of any such shares are issued pursuant to the Notes. Subject to any approvals of the Board of Directors of the Company of each issuance of Stock Amortization Shares at the time any such shares are issued pursuant to the Notes that may be required pursuant to Idaho law, when executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by considerations of public policy or other equitable principles of general application.
          (c) Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of September 30, 2009 is set forth in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2009. All of the outstanding shares of the Common Stock have been duly and validly authorized. No shares of Common Stock are entitled to preemptive rights or registration rights and, except as set forth in the Reports, there are no outstanding options, warrants, scrip, rights to subscribe to or calls relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.
          (d) Issuance of Securities. The Notes to be issued at the Closing and the Shares issuable on the Share Issuance Date have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, free and clear of all Liens (as defined below), pre-emptive rights and rights of refusal of any kind. Subject to any approvals of the Board of Directors of the Company of each issuance of Stock Amortization Shares at the time any such shares are issued pursuant to the Notes that may be required pursuant to Idaho law, when the Stock Amortization Shares are issued in accordance with the terms of the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens, encumbrances, pre-emptive rights and rights of refusal of any kind.
          (e) No Conflicts. Subject to any approvals of the Board of Directors of the Company of each issuance of Stock Amortization Shares at the time any such shares are issued pursuant to the Notes that may be required pursuant to Idaho law, delivery and performance of the Transaction Documents by the Company, and the issuance of the Securities and the Stock Amortization Shares as contemplated by the Transaction Documents, do not and will not: (i) violate or conflict with any provision of the Company’s Articles of Incorporation (the “Articles”) or Bylaws (the “Bylaws”), each as amended to date; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, mortgage, deed of trust, indenture, note, bond or other instrument for borrowed money or any material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound; (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries; or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature (each, a “Lien”) on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.
          (f) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute and deliver or perform any of its obligations under the Transaction Documents or to issue the Securities or the Stock Amortization Shares, in each case in accordance with the terms hereof or thereof, except that (i) approvals of the Board of Directors of the Company may be required pursuant to Idaho law for any issuance of Stock Amortization Shares at the time any such shares are issued pursuant to the Notes, (ii) the Company may be required to file a supplemental listing application with the Principal Market (as defined below) with respect to the issuance of any Stock Amortization Shares and to obtain the consent of the Principal Market for any such issuance and (iii) each issuance of Stock Amortization Shares may require filings with the Securities and Exchange Commission. All contents, authorizations, orders, filings and registrations that the Company is required to obtain on or prior to the Closing Date pursuant to the preceding sentence will have been obtained or effected on or prior to the Closing Date.

          (g) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and since January 1, 2009 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the filing requirements of the Securities Act of 1933, as amended or the reporting requirements of the Exchange Act (all of the foregoing being referred to herein as the “Commission Documents”). The Registration Statement, at the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, at the time of filing of any applicable Prospectus Supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
          (h) Subsidiaries. Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company’s ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary is party to any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

          (i) No Material Adverse Change. Since December 31, 2008, the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have or result in a Material Adverse Effect.
          (j) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby. There are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets.
          (k) Compliance with Law. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries are presently conducting their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company has complied and will comply with all applicable federal and state securities laws in connection with the Offering.
          (l) Taxes. The Company and each Subsidiary has timely filed all material federal, state, local and foreign income, franchise and other tax returns, reports and declarations required by any governmental authority (whether foreign, federal, state or local) with jurisdiction over the Company or any Subsidiary and has paid or accrued all taxes shown as due thereon except for any taxes which are being contested in good faith (by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP), or where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have or be reasonably expected to result in a Material Adverse Effect. All such returns were complete and correct in all material respects and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company or any Subsidiary. The Company has set aside on its books provisions reasonably adequate for the payment of all taxes for periods to which those returns, reports or declarations apply. The Company is not, nor has it been in the last five years, a U.S. real property holding corporation under Section 897 of the Code. For purposes of this Section 2.1(l), taxes shall include any and all interest and penalties.
          (m) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.
          (n) Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person or entity acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes material, nonpublic information. This Agreement and the other documents, certificates and instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, considered as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.
          (o) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities (whether foreign, federal, state or local), or from any other person or entity, that are required under any Environmental Laws in order for the Company and its Subsidiaries to conduct their business as presently conducted, except where the failure to obtain any such approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. “Environmental Laws” shall mean all applicable foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company and each of its Subsidiaries are also in compliance with all requirements, limitations, restrictions, conditions, standards, schedules and timetables required or imposed under all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.
          (p) Books and Records; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act).
          (q) Material Agreements. True, complete and correct copies of each material contract of the Company or any Subsidiary required to be filed on a Current Report on Form 8-K, a Quarterly Report on Form 10-Q, or an Annual Report on Form 10-K, in each case pursuant to Item 601(a) and Item 601(b)(10) of Regulation S-K under the Exchange Act (the “Company Material Agreements”) are attached or incorporated as exhibits to the Commission Documents.
          (r) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person or entity owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.
          (s) Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (t) Independent Nature of Purchasers. Based on the representations and agreements of the Purchasers contained herein, the Company acknowledges that the obligations of each Purchaser to purchase or acquire the Securities or the Stock Amortization Shares under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of such obligations of the other Purchaser under this Agreement. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights arising under this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
          (u) Dilutive Effect. Subject to the terms of this Agreement and the Indenture, the Company understands and acknowledges that the issuance of the Shares or any Stock Amortization Shares pursuant to this Agreement may not be restricted due to the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.
          (v) DTC Status. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company’s Fast Automated Securities Transfer Program. The Company’s transfer agent is The Bank of New York Mellon.

          (w) Trading Activities. It is understood and acknowledged by the Company that, except as provided in Section 4.1 of this Agreement, no Purchaser has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company or “derivative” securities based on securities issued by the Company or to hold the Securities or Stock Amortization Shares for any specified term. The Company further understands and acknowledges that one or more Purchasers may independently engage in hedging and/or trading activities, in compliance with applicable federal and state securities laws, at various times during the period that the Securities or Stock Amortization Shares are outstanding, including, without limitation, during the periods that the value of the Stock Amortization Shares are being determined. The Company understands and acknowledges that such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.
          (x) Registration Statement; WKSI Status.
               (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. Upon the filing of any appropriate Prospectus Supplements with the Commission and issuance and delivery to the Purchasers, the Securities and the Stock Amortization Shares shall be free of any restriction on transferability under federal securities laws and state “Blue Sky” laws, and any certificates or other instruments evidencing or representing the Securities and Stock Amortization Shares shall be free of any restrictive legend.
               (ii) At the date hereof, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
          (y) Listing. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (the “Principal Market”).

     2.2. Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:
          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company, partnership or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
          (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities and Stock Amortization Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, members or partners, as the case may be, is required. When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
          (c) No Conflicts. The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder. Each Purchaser has complied with all applicable federal and state securities laws in connection with the Offering and its acquisition and disposition of any shares of Common Stock of the Company.
          (d) Independent Nature. Each Purchaser, or Purchasers under common management, have independently participated in the negotiation of the transactions contemplated hereby. Each Purchaser, or Purchasers under common management, are purchasing or acquiring the Securities and will acquire any Stock Amortization Shares issued pursuant to the provisions of this Agreement for its or their own account and with its or their own funds and each Purchaser, or Purchasers under common management, is or are exercising its or their own judgment with respect to the transactions contemplated hereby.

          (e) Certain Fees. No Purchaser has employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.
ARTICLE 3
COVENANTS AND AGREEMENTS OF THE COMPANY
     Unless otherwise specified in this Article, for so long as any Notes have not been paid in full, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.
     3.1. Issuance of the Shares. The Company will issue the Shares to the Purchaser promptly following the last day of the Pricing Period, but in any event not later than three Trading Days immediately following the last day of the Pricing Period (the “Share Issuance Date”).
     3.2. Compliance with Laws; Commission. So long as the Notes are outstanding, the Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance (free from any restriction on transferability under federal securities laws or state “Blue Sky” laws) of the Securities and the Stock Amortization Shares to the Purchasers.
     3.3. Registration and Listing. So long as the Notes are outstanding, the Company will use its best efforts to cause its Common Stock to continue to be registered under Sections 12 of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act even if the rules and regulations thereunder would permit such termination. The Company will use its best efforts to continue the listing or trading of its Common Stock on the Principal Market.
     3.4. Keeping of Records and Books of Account. So long as the Notes are outstanding, the Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
     3.5. Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) as soon as practicable following the Closing Date but in no event more than four business days following the Closing Date (the “Announcement Date”), which shall attach as exhibits all press releases relating to the transactions contemplated by this Agreement and the Transaction Documents. The Company acknowledges that upon the filing of the Form 8-K no Purchaser shall be deemed to be in possession of any material, non-public information regarding the Company provided to it by the Company or any other person on behalf of the Company. Notwithstanding any failure by the Company to comply with its obligation to file the Form 8-K by the Announcement Date pursuant to this Section 3.5 following the Announcement Date, no Purchaser shall be deemed (A) to have any obligation of confidentiality with respect to any information of the Company provided to such Purchaser by the Company and/or (B) to be in breach of any duty to the Company and/or to have misappropriated any information of the Company if such Purchaser engages in transactions in securities of the Company, including, without limitation, any hedging transactions, short sales or derivative transactions based on securities of the Company, while in possession of such information.
     3.6. Disclosure of Material Information; No Obligation of Confidentiality. The Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company, and based on such covenant and agreement, unless otherwise expressly agreed in writing by such Purchaser: (i) such Purchaser does not have any obligation of confidentiality with respect to any information that the Company provides to such Purchaser; and (ii) such Purchaser shall not be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales and/or any derivative transactions based on securities of the Company while in possession of such non-public information.
     3.7. NYSE Rule. Notwithstanding any other provision of this Agreement or any other Transaction Document, the total number of Shares and Stock Amortization Shares issuable under the Transaction Documents at prices below the book or market value of the Common Stock on the date hereof shall be no more than 19.9% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock.
ARTICLE 4
COVENANTS OF THE PURCHASERS
     4.1. Compliance with Federal Securities Laws. Each Purchaser acknowledges that it is such Purchaser’s obligation to comply at all times with applicable federal and state securities laws and regulations in connection with transactions in securities of the Company and that the Company is not responsible in any way for assuring such compliance by the Purchasers.
     4.2. Independent Nature. Each Purchaser, or Purchasers under common management, covenant and agree that it or they will acquire any Stock Amortization Shares issued pursuant to the provisions of this Agreement for its or their own account and with its or their own funds and that it or they will at all times exercise its or their own judgment with respect to the transactions contemplated hereby.

ARTICLE 5
CONDITIONS
     5.1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (d) Delivery of Purchase Price. Each Purchaser shall have delivered to the Company its Purchase Price for the Securities purchased by such Purchaser.
          (e) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.
     5.2. Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities. The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.
          (a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.
          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          (c) Prospectus: Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401 (g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission.
          (d) No Suspension, Etc. The shares of Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
          (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (f) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the Company or any Subsidiary or any Purchaser, or any such Purchaser’s officers, directors or affiliates, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
          (g) Opinion of Counsel. The Purchasers shall have received an opinion of special Idaho counsel to the Company, dated the Closing Date, with respect to the valid existence of the Company and the due authorization, execution and delivery of the Transaction Documents by the Company, and an opinion of special New York counsel to the Company, dated the Closing Date, with respect to the legality, validity and binding effect of the Transaction Documents under New York law, in each case as shall be reasonably acceptable to counsel to the Purchasers.
          (h) Notes. At or prior to the Closing, the Company shall have delivered the Notes (in such denominations as each Purchaser may request) to the DTC account of each Purchaser provided to the Company in writing.
          (i) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its articles of incorporation, (iii) its bylaws, each as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.
          (j) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and its performance of covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 5.2 as of the Closing Date.
          (k) Material Adverse Effect. No change having a Material Adverse Effect shall have occurred.
          (l) Listing Application. The Shares shall have been approved for listing on the Principal Market, subject only to official notice of issuance.
          (m) Approvals. Except for any approvals of the Board of Directors of the Company of each issuance of Stock Amortization Shares at the time such shares are issued pursuant to the Notes pursuant to Idaho law, the Company has obtained all required consents and approvals of its Board of Directors and shareholders to execute, deliver and perform the Transaction Documents, including without limitation the Notes.
          (n) CUSIPs. The Company shall have obtained a CUSIP number for the Notes from CUSIP Global Services.
ARTICLE 6
INDEMNIFICATION
     6.1. General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser and its respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns (collectively, “Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by any Indemnified Party as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement; (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement or any Transaction Document; (iii) any third party claims arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct); or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Prospectus Supplement or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished in writing to the Company by or on behalf of any Purchaser.
     6.2. Indemnification Procedure. With respect to any third-party claims giving rise to a claim for indemnification, the Indemnified Party will give written notice to the Company of such third party claim; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 6 except to the extent that the Company is prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnified Party exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Indemnified Parties), to assume the defense thereof with counsel satisfactory to the Indemnified Party. In the event that the Company advises an Indemnified Party that it will not contest such a claim for indemnification hereunder, or fails, within 10 days of receipt of any indemnification notice to notify, in writing, such person or entity of its election to defend, settle or compromise any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Notwithstanding anything in this Article 6 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof. The indemnification obligations to defend the Indemnified Party required by this Article 6 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to the law.
ARTICLE 7
MISCELLANEOUS
     7.1. Fees and Expenses. The Company shall reimburse each Purchaser for the reasonable costs and expenses incurred by such Purchaser in connection with the negotiation, drafting and execution of the Transaction Documents and the transactions contemplated thereby (including the reasonable legal fees, travel, disbursements and due diligence in connection therewith and the reasonable fees incurred in connection with any necessary regulatory filings and clearances); provided, however, that the amount of such costs and expenses due to the Purchasers shall be reduced by an amount equal to $35,000, which has been previously advanced to the Purchasers. In addition, the Company shall pay all reasonable fees and expenses incurred by any Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however, that in the event that the enforcement of this Agreement is contested and it is finally judicially determined that such Purchaser was not entitled to the enforcement of the Transaction Document sought, then the Purchaser seeking enforcement shall reimburse the Company for all fees and expenses paid pursuant to this sentence. The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall pay all fees of its transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the Securities and Stock Amortization Shares to each Purchaser.
     7.2. Specific Performance; Consent to Jurisdiction; Venue.
          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to (subject to the terms of the Indenture) specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.
          (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.
     7.3. Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed, by the party against whom enforcement of any such waiver or amendment is sought; provided, that if any Purchaser is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Purchaser.
     7.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:	Coeur d’Alene Mines Corporation
505 Front Ave., P. O. Box “I”
Coeur d’Alene, Idaho 83816
Attention: Kelli Kast
Telephone No.: (208) 665-0770
Facsimile No.: (208) 667-2213
E-mail: kkast@coeur.com

with a copy to:	Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention: Steven R. Finley
Telephone No.: (212) 351-3920
Facsimile No.: (212) 351-5226
E-mail: sfinley@gibsondunn.com

If to any Purchaser:	At the address of such Purchaser set forth
on Exhibit A to this Agreement

With a copy to (which shall not constitute notice):	Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, New York 10176
Attention: Stephen M. Schultz, Esq.
Telephone No.: (212) 986-6000
Telecopy No.: (212) 986-8866
E-mail: sschultz@kkwc.com
     Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.
     7.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No consideration shall be offered or paid to any Purchaser to amend or waive or modify any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement then holding Notes or Additional Notes. This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase disposition or voting of Securities, the Stock Amortization Shares or otherwise.
     7.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
     7.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Each Purchaser may assign the Notes and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company. The Company may not assign or delegate any of its rights or obligations hereunder or under any Transaction Document.
     7.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
     7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
     7.10. Survival. The representations and warranties of the Company under the Transaction Documents shall survive the execution and delivery hereof until eighteen (18) months after the Closing Date, except that the representations and warranties set forth in Section 2.1(b) shall survive indefinitely.
     7.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.
     7.12. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.
     7.13. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
     7.14. Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents
     7.15. Independent Nature of Purchasers’ Obligations and Rights. The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser hereby represents, and based on such representation the Company acknowledges and agrees, that each Purchaser has independently participated in the negotiation of the transaction contemplated hereby. Based on the foregoing, each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose
     7.16. Time Is of the Essence. Time is of the essence of this Agreement and each Transaction Document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

COEUR D’ALENE MINES CORPORATION
By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SONOMA CAPITAL OFFSHORE, LTD
By:	/s/ Jeffrey Thorp
	Name:	Jeffrey Thorp
	Title:	Authorized Agent

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SONOMA CAPITAL, L.P. By its General Partner, SONOMA CAPITAL, LLC
By:	/s/ Jeffrey Thorp
	Name:	Jeffrey Thorp
	Title:	Managing Member

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JGB CAPITAL L.P.
By:	/s/ Brett Cohen
	Name:	Brett Cohen
	Title:	Director

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JGB CAPITAL OFFSHORE LTD.
By:	/s/ Brett Cohen
	Name:	Brett Cohen
	Title:	Director

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SAMC LLC
By:	/s/ Brett Cohen
	Name:	Brett Cohen
	Title:	Director

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MANCHESTER SECURITIES CORP
By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

EXHIBIT A
LIST OF PURCHASERS AND PURCHASE PRICE

Name of Purchaser and Address for Notice	Shares/Notes	Purchase Price
1. SONOMA CAPITAL OFFSHORE, LTD.	Notes: $25,000,000	$25,000,000
P.O. BOX 309, Ugland House	Shares: $937,500 divided by the
Grand Cayman, KY1-1104	Per Share Purchase Price
Cayman Islands
With a copy to: 805 Third Ave., 16th Floor New York, NY 10022 Attn.: Jeffrey Thorp Telephone: (212) 897-8050 Facsimile: (212) 897-8051 E-mail address: jthorp@sonomacm.com

2. SONOMA CAPITAL, L.P.	Notes: $25,000,000	$25,000,000
805 Third Ave., 16th Floor	Shares: $937,500 divided by the
New York, NY 10022	Per Share Purchase Price
Attn.: Jeffrey Thorp
Telephone: (212) 897-8050 Facsimile: (212) 897-8051 E-mail address: jthorp@sonomacm.com

3. MANCHESTER SECURITIES CORP	Notes: $40,000,000	$40,000,000
Address for notices:	Shares: $1,500,000 divided by the
c/o Elliott Management Corporation	Per Share Purchase Price
712 Fifth Ave., 36th Floor
New York, NY 10019 Attn: Michael Stephan Telephone: (212) 974-6000 Facsimile: (212) 478-2311 E-mail address: mstephan@elliottmgmt.com

4. JGB CAPITAL LP	Notes: $1,000,000	$1,000,000
400 Madison Ave., 8th Floor, Suite 8D	Shares: $37,500 divided by the
New York, NY 10017	Per Share Purchase Price
Attn: Eric Gingold, CFO
Telephone: (212) 355-5771 Facsimile: (212) 253-4093

A-1

Name of Purchaser and Address for Notice	Shares/Notes	Purchase Price
5. JGB CAPITAL OFFSHORE LTD.	Notes: $4,000,000	$4,000,000
Clifton House, 75 Fort Street	Shares: $150,000 divided by the
George Town, Grand Cayman	Per Share Purchase Price
Cayman Islands
Attn: Eric Gingold, CFO Telephone: (212) 355-5771 Facsimile: (212) 253-4093

6. SAMC LLC	Notes: $5,000,000	$5,000,000
660 Madison Ave., 20th Floor	Shares: $187,500 divided by the
New York, NY 10021	Per Share Purchase Price
Attn: Eric Gingold, CFO
Telephone: (212) 355-5771 Facsimile: (212) 253-4093

A-2